Exhibit 10.1

EXECUTION COPY

SHAREHOLDER RIGHTS PLAN AGREEMENT

Dated November 4, 2013

Between

VITRAN CORPORATION INC.

(the “Corporation”)

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Rights Agent

Schedule A – Form of Rights Certificate

(i)

SHAREHOLDER RIGHTS PLAN AGREEMENT

THIS SHAREHOLDER RIGHTS PLAN AGREEMENT dated November 4, 2013 between VITRAN CORPORATION INC. (the “Corporation”), a corporation incorporated under the laws of Ontario, and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the federal laws of Canada, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).

RECITALS

A.    WHEREAS the Board of Directors of the Corporation, in the exercise of its fiduciary duties to the Corporation, has determined that it is advisable and in the best interests of the Corporation to adopt and maintain a shareholder rights plan to:

(1)	ensure, to the extent possible, that the shareholders of the Corporation and the Board of Directors have adequate time to consider and evaluate any unsolicited Offer to Acquire the outstanding Voting Shares;

(2)	provide the Board of Directors with adequate time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any such unsolicited Offer to Acquire the outstanding Voting Shares;

(3)	encourage the fair treatment of shareholders of the Corporation in connection with any Offer to Acquire the Voting Shares; and

B.    WHEREAS in order to implement the adoption of the shareholder rights plan the Board of Directors has authorized the issuance of one Right:

(1)	effective at the Record Time in respect of each Common Share outstanding at the Record Time; and

(2)	in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time; and

C.    WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein; and

D.    WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

ARTICLE 1 – INTERPRETATION

Section 1.1 Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(1)    “1933 Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

(2)    “1934 Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

(3)    “Acquiring Person” means, any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term “Acquiring Person” shall not include:

(a)	the Corporation or any Subsidiary of the Corporation;

(b)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of: (A) Corporate Acquisitions, (B) Permitted Bid Acquisitions, (C) Corporate Distributions, (D) Exempt Acquisitions, or (E) Convertible Security Acquisitions; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares then outstanding by reason of one or more or any combination of (A), (B), (C), (D) or (E) above and thereafter becomes the Beneficial Owner of an additional 0.25% or more of the outstanding Voting Shares (other than pursuant to one or any combination of (A), (B), (C), (D) or (E) above), then as of the date such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an Acquiring Person;

(c)	for a period of 10 days after the Disqualification Date, any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Clause (ii) of the definition of “Beneficial Owner” solely because such Person makes or announces an intention to make a Take-over Bid in respect of securities of the Corporation either alone, through such Person’s Affiliates or Associates or by acting jointly or in concert with any other Person. For the purposes of this definition, “Disqualification Date” means the first date of a public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the 1934 Exchange Act or Section 102.1 of the Securities Act (Ontario)) of facts indicating that any Person is making or intends to make a Take-over Bid, either alone, through such Person’s Affiliates or Associates or by acting jointly or in concert with any other Person;

(d)	an underwriter or member of a banking or selling group that becomes the Beneficial Owner of Voting Shares from the Corporation in connection with a distribution of securities (including, for greater certainty, by way of private placement of such securities) to the public; and

(e)	a Person (a “Grandfathered Person”) who is the Beneficial Owner of 20% or more of the outstanding Voting Shares as at the date hereof, provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person to the event that such Grandfathered Person shall, after the date hereof: (1) cease to own 20% or more of the outstanding Voting Shares or (2) become the Beneficial Owner (other than pursuant to any one or a combination of a Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution, Exempt Acquisition or Convertible Security Acquisition) of additional Voting Shares constituting more than 0.25% of the number of Voting Shares outstanding as at the date hereof.

(4)    “Affiliate” when used to indicate a relationship with a specified Person, means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

(5)    “Agreement” means this agreement as amended, modified or supplemented from time to time.

(6)    “Associate” when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any Person to whom such specified Person is married or with whom such specified Person is living in a conjugal relationship outside marriage who has the same home as such specified Person, or any relative of such spouse or other Person who has the same home as such specified Person.

(7)    A Person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”:

(a)	any securities of which such Person or any Affiliate or Associate of such Person is the owner in law or equity, directly or indirectly;

(b)	any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to acquire or become the owner at law or equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to Convertible Securities, or pursuant to any agreement, arrangement, pledge or understanding (including, for greater certainty, any lock-up agreement), whether or not in writing, (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and (y) pledges of securities in the ordinary course of business of the lender granted as security for bona fide indebtedness) or otherwise;

(c)	any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the occurrence of any contingency, pursuant to any agreement, arrangement, pledge or understanding, written or oral (other than pursuant to pledges of securities in the ordinary course of business of the lender granted as security for bona fide indebtedness) or otherwise;

(d)	any securities which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however that the number of Voting Shares that a Person is deemed to Beneficially Own pursuant to this Clause (d) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this Clause (d) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and

(e)	any securities that are Beneficially Owned within the meaning of Clause 1.1(7)(a), (b), (c) or (d) hereof by any other Person with whom such Person is acting jointly or in concert with respect to the Corporation or any of its securities;

provided, however, that a Person shall not be deemed the “Beneficial Owner”, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security solely as a result of the existence of any one or more of the following circumstances:

(i)	such security has been deposited or tendered, pursuant to a Take-over Bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, until the earlier time at which any such deposited or tendered security is accepted unconditionally for payment or exchange or is taken up and paid for;

(ii)	such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person, holds such security; provided that (i) the ordinary business of any such Person (the “Fund Manager”) includes the management of mutual funds or investment funds for others (which others may include or be limited to one or more employee benefit plans or pension plans) and/or includes the acquisition or holding of securities for a non-discretionary account of a Client (as defined below) by a dealer or broker registered under applicable securities laws to the extent required, and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager’s duties for the account of any other Person (a “Client”), and such Person holds any and all qualifications including registration, (ii) such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person (each an “Estate Account”) or for such other accounts (each an “Other Account”), (iii) the Person (the “Statutory Body”) is an independent Person established by statute for purposes that include, and the ordinary business or activity of such person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such, (iv) the ordinary business of any such Person includes acting as an agent of the Crown in the management of public assets (the “Crown Agent”), or (v) the Person is the administrator or the trustee of one or more pension funds or plans (each a “Pension Fund”) registered under the laws of Canada or any province thereof or the United States or any state thereof (the “Independent Person”), or is a Pension Fund and holds such securities for the purposes of its activities as an Independent Person or as a Pension Fund;

(iii)	provided, however, that in any of the foregoing cases no one of the Fund Manager, the Trust Company, the Statutory Body, the Crown Agent, the Independent Person or the Pension Fund (A) Beneficially Owns or holds securities of the Corporation for the purpose of or with the effect of changing or influencing the control of the Corporation, either alone or acting jointly or in concert with any other Person, or in connection with or as a participant in any transaction having that purpose or effect, or (B) makes or announces a current intention to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (other than pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market);

(iv)	such Person is a Client of or has an account with the same Fund Manager as another Person on whose account the Fund Manager holds such security, or such Person is a Client of or has an account with the same Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or such Person is a Pension Fund with the same Independent Person as another Pension Fund;

(v)	such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager, or such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or such Person is a Pension Fund and such security is owned at law or in equity by the Independent Person; or

(vi)	such Person is a registered holder of securities as a result of carrying on the business of, or acting as a nominee of, a securities depository.

For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product of 100 and the number of which the numerator is the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person and the denominator of which is the number of votes for the election of all directors generally attaching to all outstanding Voting Shares. Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be issued and outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

(8)    “Board of Directors” means, at any time, the duly constituted board of directors of the Corporation.

(9)    “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in Toronto are authorized or obligated by law to close.

(10)    “Canadian Dollar Equivalent” of any amount which is expressed in United States dollars shall mean on any date the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date.

(11)    “Canadian-U.S. Exchange Rate” shall mean on any date the inverse of the U.S.-Canadian Exchange Rate.

(12)    “close of business” on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Toronto (or, after the Separation Time, the office of the Rights Agent in the City of Toronto) is closed to the public.

(13)    “Common Shares”, when used with reference to the Corporation, means the common shares in the capital of the Corporation.

(14)    “Competing Permitted Bid” means a Take-over Bid that: (i) is made while another Permitted Bid or Competing Permitted Bid is in existence and open for acceptance, and (ii) satisfies all the components of the definition of a Permitted Bid, except that the requirements set out in Clause (b) of the definition of a Permitted Bid shall be satisfied if the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Competing Permitted Bid prior to the close of business on the date that is no earlier than the date which is the later of 35 days after the date the Competing Permitted Bid is made or 90 days after the earliest date on which any other Permitted Bid or Competing Permitted Bid that is then in existence was made and only if at that date, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered to the Competing Permitted Bid and not withdrawn; provided always that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and any acquisitions of securities made pursuant to such Competing Bid, including any acquisition of securities theretofore made, will cease to be a Permitted Bid Acquisition.

(15)    A Person is “controlled” by another Person if:

(a)	in the case of a body corporate:

(i)	securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, other than by way of security only, directly or indirectly, by or for the benefit of the other Person; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation; or

(b)	in the case of a Person that is not a body corporate, more than 50% of the voting or equity interests of such entity are held, directly or indirectly, by or for the benefit of the other Person or Persons;

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

(16)    “Convertible Security” means at any time:

(a)	any right (regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation; and

(b)	any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right;

in each case pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on condition or the happening of any contingency).

(17)    “Convertible Security Acquisition” means the acquisition of Voting Shares upon the exercise, conversion or exchange of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Corporate Distribution.

(18)    “Corporate Acquisition” means an acquisition by the Corporation or a Subsidiary of the Corporation or the redemption by the Corporation of Voting Shares which by reducing the number of Voting Shares outstanding increases the proportionate number of Voting Shares Beneficially Owned by any Person.

(19) “Corporate Distribution” means an acquisition as a result of:

(a)	a stock dividend or a stock split or other event pursuant to which such Person receives or acquires Voting Shares or Convertible Securities on the same pro rata basis as all other holders of Voting Shares of the same class or series of the Corporation; or

(b)	any other event pursuant to which all holders of Voting Shares are entitled to receive Voting Shares or Convertible Securities on a pro rata basis, including, without limiting the generality of the foregoing, pursuant to the receipt and/or exercise of rights issued by the Corporation and distributed to all the holders of a series or class of Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities of the Corporation, provided that such rights are acquired directly from the Corporation and not from any other Person and provided further that the Person in question does not thereby acquire a greater percentage of Voting Shares, or Convertible Securities representing the right to acquire Voting Shares of such class, than the percentage of Voting Shares of the class Beneficially Owned immediately prior to such acquisition.

(20) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of Voting Shares or Convertible Securities specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Voting Shares, Convertible Securities or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts.

(21) “Disqualification Date” has the meaning ascribed thereto in Section 1.1(3)(c) hereof.

(22) “Effective Date” has the meaning ascribed thereto in Section 5.14 hereof.

(23) “Election to Exercise” has the meaning ascribed thereto in Section 2.2(4) hereof.

(24) “Exempt Acquisition” means an acquisition of Voting Shares:

(a)	in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Section 5.2;

(b)	which was made on or prior to the Record Time;

(c)	pursuant to the receipt or exercise of rights issued by the Corporation to all the holders of the Voting Shares (other than holders resident in a jurisdiction where such distribution is restricted or impracticable as a result of applicable law) to subscribe for or purchase Voting Shares or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other Person and provided that the Person does not thereby acquire a greater percentage of Voting Shares or Convertible Securities so offered than the Person’s percentage of Voting Shares or Convertible Securities Beneficially Owned immediately prior to such acquisition;

(d)	pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus provided that the Person does not thereby acquire a greater class percentage of Voting Shares, or Convertible Securities so offered than the Person’s percentage of Voting Shares or Convertible Securities Beneficially Owned immediately prior to such acquisition;

(e)	pursuant to an issuance and sale by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation, provided that (x) all necessary stock exchange approvals for such private placement have been obtained and such private placement complies with the terms and conditions of such approvals, and (y) the purchaser does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to such purchaser on the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement).

(25) “Exercise Price” means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be:

(a)	until the Separation Time, an amount equal to three times the Market Price, from time to time, per Common Share; and

(b)	from and after Separation Time, an amount equal to three times the Market Price, as at the Separation Time, per Common Share.

(26) “Expiration Time” means the close of business on that date that is the earlier of (i) the Termination Time, and (ii) the date of termination of this Agreement pursuant to Section 5.14.

(27) “Flip-in Event” means a transaction in or pursuant to which any Person becomes an Acquiring Person.

(28) “Grandfathered Person” shall have the meaning ascribed thereto in Section 1.1(3)(e);

(29) “Independent Shareholders” means holders of outstanding Voting Shares, but shall not include (i) any Acquiring Person, Grandfathered Person or Offeror, or any Affiliate or Associate of such Acquiring Person, Grandfathered Person or Offeror, or any Person acting jointly or in concert with such Acquiring Person, Grandfathered Person or Offeror, or (ii) a Person who is a trustee of any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of any such plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be deposited or tendered to a Take-over Bid.

(30) “Market Price” per security of any securities on any date of determination shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall be:

(a)	the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by the stock exchange or national securities quotation system in Canada or the United States of America on which such securities of the Corporation are listed or admitted for trading on which the largest number of such securities were trading during such 20 consecutive Trading Days period,

(b)	if such securities are not listed or posted for trading on any stock exchange or national securities quotation system in Canada or the United States of America, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by the Financial Industry Regulatory Authority Inc’s Over-the-Counter Bulletin Board, the OTC Markets Group LLC’s OTC Link ATS system or such other system then in use, or

(c)	if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

provided, however, that if on any such date the securities are not traded on any stock exchange or in the over-the-counter market, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined by a nationally recognized investment banking firm with respect to the fair value per security of such securities. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof.

(31) “OBCA” means the Business Corporations Act (Ontario), and the regulations thereunder, and any comparable or successor laws or regulations thereto.

(32) “Offer to Acquire” shall include:

(a)	an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell; and

(b)	an acceptance of an offer to sell, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(33) “Offeror” means a Person who has announced a current intention to make, or who makes and has outstanding, a Take-over Bid.

(34) “Offeror’s Securities” means Voting Shares Beneficially Owned by an Offeror, any Affiliate or Associate of such Offeror or any Person acting jointly or in concert with the Offeror.

(35) “Permitted Bid” means a Take-over Bid that is made by means of a take-over bid circular and which also complies with the following additional provisions:

(a)	the Take-over Bid shall be made to all holders of Voting Shares (other than the Voting Shares held by the Offeror and its Affiliates and Associates) for all Voting Shares held by them;

(b)	the Take-over Bid shall contain, and the provisions for the take up and payment for securities deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than 90 days following the date of the Take-over Bid;

(c)	the Take-over Bid shall contain an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time prior to the close of business on the date of first take-up or payment for Voting Shares and that all Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on such date;

(d)	the Take-over Bid shall contain an irrevocable and unqualified condition that more than 50% of the outstanding Voting Shares held by Independent Shareholders, determined as at the close of business on the date of first take-up or payment for Voting Shares under the Take-over Bid, must be deposited to the Take-over Bid and not withdrawn at the close of business on the date of first take-up or payment for Voting Shares; and

(e)	the Take-over Bid shall contain an irrevocable and unqualified provision that in the event that more than 50% of the then outstanding Voting Shares held by Independent Shareholders shall have been deposited to the Take-over Bid and not withdrawn as at the close on business on the date of first take-up or payment for Voting Shares under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits of Voting Shares for not less than 10 Business Days from the date of such public announcement;

provided always that a Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and any acquisitions of shares made pursuant to such Permitted Bid, including any acquisition of shares theretofore made, will cease to be a Permitted Bid Acquisition.

(36) “Permitted Bid Acquisitions” means share acquisitions made pursuant to a Permitted Bid or a Competing Permitted Bid.

(37) “Person” means any individual, firm, partnership, limited partnership, limited liability company or partnership, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association, syndicate, joint venture or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity and pronouns have a similar extended meaning.

(38) “Record Time” means the close of business on November 15, 2013.

(39) “Redemption Price” has the meaning ascribed thereto in Section 5.1 hereof.

(40) “regular periodic cash dividends” means cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(a)	100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year; and

(b)	200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year; and

(c)	300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years divided by the arithmetic mean of the number of Common Shares outstanding as at the end of each of such fiscal years.

(41) “Right” means a right issued pursuant to this Agreement.

(42) “Rights Certificate” has the meaning ascribed thereto in Section 2.2(3) hereof.

(43) “Rights Register” has the meaning ascribed thereto in Section 2.6(1) hereof.

(44) “Securities Act (Ontario)” shall mean the Securities Act (Ontario) and the regulations, rules, policies and notices made thereunder, and any comparable or successor laws, regulations, rules, policies or notices thereto.

(45) “Separation Time” means the close of business on the 10th Trading Day after the earliest of

(a)	the Stock Acquisition Date,

(b)	the date of the commencement of, or first public announcement of the intent of any person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or Competing Permitted Bid), and

(c)	the date on which a Permitted Bid or Competing Permitted Bid ceases to qualify as such;

or, in each case, such later date as may be determined by the Board of Directors in its sole discretion acting in good faith; provided that, if any Take-over Bid referred to in Clause (b) of this Section 1.1(45) or any Permitted Bid or Competing Permitted Bid referred to in Clause (c) of this Section 1.1(45) expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid, Permitted Bid or Competing Permitted Bid, as the case may be, shall be deemed, for the purposes of this Section 1.1(45), never to have been made and provided further that if the Board of Directors determines pursuant to Section 5.2 hereof to waive the application of Section 3.1 hereof to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

(46) “Stock Acquisition Date” means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the 1934 Exchange Act or the Securities Act (Ontario)) by the Corporation or an Offeror or an Acquiring Person of facts indicating that a Person has become an Acquiring Person.

(47) “Subsidiary”: a corporation shall be deemed to be a Subsidiary of another corporation if:

(a)	it is controlled by:

(i)	that other;

(ii)	that other and one or more corporations each of which is controlled by that other; or

(iii)	two or more corporations each of which is controlled by that other; or

(b)	it is a Subsidiary of a corporation that is that other’s Subsidiary.

(48) “Take-over Bid” means an Offer to Acquire Voting Shares or securities convertible into or exchangeable for or carrying a right to purchase Voting Shares where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible, exchangeable or exercisable, together with the Offeror’s Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(49) “Termination Time” means the time at which the right to exercise Rights shall terminate pursuant to Section 3.2 or Section 5.1.

(50) “Trading Day” shall mean a day on which the securities exchange or national securities quotation system on which securities of the Corporation are listed or admitted for trading on which the largest number of such securities were traded during the most recently completed calendar year is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange, a Business Day.

(51) “U.S.-Canadian Exchange Rate” shall mean on any date: (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and; (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

(52) “United States” means the United States of America and its territories and possessions, each state of the United States and the District of Columbia.

(53) “Voting Shares” means the Common Shares and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of all directors of the Corporation.

Section 1.2 Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

Section 1.3 Headings

The division of this Agreement into Articles, Sections and Clauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.4 Number and Gender

Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice-versa and words importing only one gender shall include all others.

Section 1.5 Acting Jointly or in Concert

For purposes of this Agreement, it is a question of fact as to whether a Person is acting jointly or in concert with another Person and, without limiting the generality of the foregoing, the following shall be deemed to be acting jointly or in concert with a Person (the “First Person”):

(1) every person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, for the purpose of an acquisition of or an Offer to Acquire any Voting Shares including, without limitation, any one or more of, or any combination of, (i) a put, call, option, forward sale or purchase or other right or obligation relating to the sale or disposition of any purchase or other right or obligation relating to the sale or disposition of any Voting Shares to the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person (whether settled by delivery of securities, cash or a combination thereof), (ii) any security the value of which varies with the value of Voting Shares, or (iii) an agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) pursuant to which all or substantially all of the economic or market risk underlying a Voting Share, directly or indirectly, is transferred to, or assumed by, the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person;

(2) every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, for the purpose or with the intention of exercising jointly or in concert with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, any voting rights attaching to any securities of the Corporation; and

(3) every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, for the purpose of selling, offering to sell, acquiring or offering to acquire any business, asset, subsidiary or investee company of the Corporation through any one transaction or series of transactions where the aggregate value of the business, asset, subsidiary or investee company to acquired exceeds $1,000,000, such value to be determined in good faith by the Board of Directors.

Notwithstanding the foregoing and for greater certainty, the phrase “acting jointly or in concert” shall not include conduct consisting solely of:

(x)	voting or directing the vote of securities of the Corporation pursuant to a proxy given in response to a particular proxy solicitation; or

(y)	voting or directing the vote of securities of the Corporation in connection with or in order to participate in a particular proxy solicitation.

Section 1.6 Statutory References

Unless the context otherwise requires or except as expressly provided herein, any reference herein to a specific part, section, clause or Rule of any statute or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

ARTICLE 2 – THE RIGHTS

Section 2.1 Legend on Common Share Certificates

(1) Certificates issued for Common Shares, including without limitation Common Shares issued upon the conversion of Convertible Securities, after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and, commencing as soon as reasonably practicable after the Effective Date, shall have impressed on, printed on, written on or otherwise affixed to them, a legend in substantially the following form:

Until the Separation Time (defined in the Rights Agreement referred to below), this certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement, dated November 4, 2013, as such may from time to time be amended, restated, varied or replaced (the “Rights Agreement”), between the Corporation and Computershare Trust Company of Canada, as Rights Agent, the terms of which are hereby incorporated herein by reference, and a copy of which is on file at the principal executive offices of the Corporation and is available for viewing at www.sedar.com. Under certain circumstances set out in the Rights Agreement, the rights may be redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate.

(2) Until the earlier of the Separation Time and the Expiration Time, certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend. Following the Separation Time, Rights will be evidenced by Rights Certificates issued pursuant to Section 2.2 hereof.

Section 2.2 Initial Exercise Price; Exercise of Rights; Detachment of Rights

(1) Right to entitle holder to purchase one Common Share prior to adjustment. Subject to adjustment as herein set forth and subject to Section 3.1(1) hereof, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price as at the Business Day immediately preceding the date of exercise of the Right, one Common Share (which price and number of Common Shares are subject to adjustment as set forth below and are subject to Section 3.1(1) hereof). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(2) Rights not exercisable until Separation Time. Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes each Right will be evidenced by the certificates for the associated Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Shares.

(3) Delivery of Rights Certificate and disclosure statement. From and after the Separation Time and prior to the Expiration Time, (i) the Rights shall be exercisable, and (ii) the registration and transfer of the Rights shall be separate from, and independent of, Common Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Rights as of the Separation Time and, in respect of each Convertible Security converted into Common Shares after the Separation Time and prior to the Expiration Time promptly after such conversion to the holder so converting (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a “Nominee”)) at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (A) a certificate (a “Rights Certificate”) in substantially the form of Schedule A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time, and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (B) a disclosure statement describing the Rights, provided that a Nominee shall be sent the materials provided for in (A) and (B) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish it with such information and documentation as the Corporation considers advisable.

(4) Exercise of Rights. Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent (at the office of the Rights Agent in the City of Toronto or any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation) the Rights Certificate evidencing such Rights together with an election to exercise such Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his or her executors or administrators or other legal personal representative or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Corporation and the Rights Agent, accompanied by payment by certified cheque, banker’s draft or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised, all of the above to be received before the Expiration Time by the Rights Agent at its principal office in any of the cities listed on the Rights Certificate.

(5) Duties of Rights Agent upon receipt of Election to Exercise. Upon receipt of a Rights Certificate, which is accompanied by (i) a completed and duly executed Election to Exercise, and (ii) payment as set forth in Section 2.2(4) above, the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

(a)	requisition from the transfer agent for the Common Shares certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

(b)	when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

(c)	after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder;

(d)	when appropriate, after receipt, deliver such cash (less any amounts required to be withheld) to or to the order of the registered holder of the Rights Certificate; and

(e)	tender to the Corporation all payments received on exercise of the Rights.

(6) Partial Exercise of Rights. In case the holder of any Rights shall exercise less than all of the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(7) Duties of the Corporation. The Corporation covenants and agrees that it will:

(a)	take all such action as may be necessary and within its power to ensure that all Common Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

(b)	take all such action as may be necessary and within its power to ensure compliance with the provisions of Section 3.1 hereof including, without limitation, all such action to comply with any applicable requirements of the OBCA, the Securities Act (Ontario) and any applicable comparable securities legislation of each of the provinces of Canada and the rules and regulations thereunder, the 1933 Securities Act, the 1934 Exchange Act, and the securities laws of each state of the United States, as applicable, or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares or other securities upon exercise of Rights;

(c)	use reasonable efforts to cause, from and after such time as the Rights become exercisable, all Common Shares issued upon exercise of Rights to be listed upon issuance on the principal stock exchange(s) on which the Common Shares were traded immediately prior to the Stock Acquisition Date;

(d)	cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

(e)	pay when due and payable any and all Canadian and United States federal, state and provincial transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or other securities in a name other than that of the registered holder of the Rights being transferred or exercised; and

(f)	after the Separation Time, except as permitted by this Agreement, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 2.3 Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of Common Shares or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(1) Adjustment to Exercise Price upon changes to share capital. In the event the Corporation shall at any time after the Record Time:

(a)	declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) other than the issue of Common Shares or such exchangeable or convertible securities to holders of Common Shares in lieu of but not in an amount which exceeds the value of regular periodic cash dividends;

(b)	subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(c)	combine, consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(d)	issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this Section 2.3;

the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Common Shares, or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to and, shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

(2) Adjustment to Exercise Price upon issue of rights, options and warrants. In case the Corporation shall at any time after the Record Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as Common Shares (“equivalent common shares”)) or securities convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price or exchange price or exercise price per share, if a security convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares) less than 90% of the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights so to be offered) would purchase at such Market Price per Common Share, and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a certificate filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

For purposes of this Agreement, the granting of the right to purchase Common Shares (or equivalent common shares) (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit, stock option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares (or equivalent common shares) is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of the Common Shares.

(3) Adjustment to Exercise Price upon Corporate Distributions. In case the Corporation shall at any time after the Record Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger, amalgamation, arrangement, plan, compromise or reorganization in which the Corporation is the continuing or successor corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend or a regular periodic cash dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights, options or warrants (excluding those referred to in Section 2.3(2) above), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to a Common Share and the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(4) De minimis threshold for adjustment to Exercise Price. Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest one-hundredth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this Section 2.3(4), any adjustment required by this Section 2.3 shall be made no later than the earlier of (i) 3 years from the date of the transaction which mandates such adjustment or (ii) the Expiration Time.

(5) Corporation may provide for alternate means of adjustment. In the event the Corporation shall at any time after the Record Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Section 2.3(1)(a) or Section 2.3(1)(d) or Section 2.3(2) or Section 2.3(3) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Section 2.3(1), Section 2.3(2) and Section 2.3(3) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation shall be entitled to determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Section 2.3(1), Section 2.3(2) and Section 2.3(3) above, such adjustments, rather than the adjustments contemplated by Section 2.3(1), Section 2.3(2) and Section 2.3(3) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(6) Adjustment to Rights exercisable into shares other than Common Shares. If as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 2.3(1), Section 2.3(2), Section 2.3(3), Section 2.3(4), Section 2.3(5), Section 2.3(7), Section 2.3(8), Section 2.3(9), Section 2.3(10), Section 2.3(11) and Section 2.3(12) above and below, as the case may be, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

(7) Rights to evidence right to purchase Common Shares at adjusted Exercise Price. Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of such Right, all subject to further adjustment as provided herein.

(8) Adjustment to number of Common Shares purchasable upon adjustment to Exercise Price. Unless the Corporation shall have exercised its election as provided in Section 2.3(9) below, upon each adjustment of the Exercise Price as a result of the calculations made in Section 2.3(2) and Section 2.3(3) above, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by (A) multiplying (x) the number of shares purchasable upon exercise of a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(9) Election to adjust number of Rights upon adjustment to Exercise Price. The Corporation shall be entitled to elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter but, if Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment, of the number of Rights pursuant to this Section 2.3(9), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 5.6 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the adjusted Exercise Price and shall be registered in the names of the holders of record of Rights Certificates on the record date for the adjustment specified in the public announcement.

(10) Rights Certificates may contain Exercise Price before adjustment. Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

(11) Corporation may in certain cases defer issues of securities. In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(12) Corporation has discretion to reduce Exercise Price for tax reasons. Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment, the Board of Directors shall determine to be advisable in order that any (A) consolidation or subdivision of the Common Shares, (B) issuance of any Common Shares at less than the Market Price, (C) issuance of securities convertible into or exchangeable for Common Shares, (D) stock dividends or (E) issuance of rights, options or warrants, referred to in this Section 2.3 hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

(13) Notice in Respect of Adjustments. Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made at any time after the Separation Time pursuant to this Section 2.3, the Corporation shall promptly:

(a)	file with the Rights Agent and with the transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

(b)	cause notice of the particulars of such adjustment or change to be given to the holders of the Rights; provided that failure to file such certificate or cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

Section 2.4 Date on Which Exercise is Effective

Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights, shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

Section 2.5 Execution, Authentication, Delivery and Dating of Rights Certificates

(1) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman, Chief Executive Officer or Chief Financial Officer, under its corporate seal reproduced thereon attested by its Vice President, Chief Financial Officer, Secretary or Assistant Secretary. The signature of any of these officers on the Rights Certificates may be manual, by facsimile or by other electronically transmitted form. Rights Certificates bearing the manual, facsimile or electronically transmitted signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to or after the countersignature and delivery of such Rights Certificates.

(2) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and disclosure statements as described in Section 2.2(3), and the Rights Agent shall manually or by facsimile signature countersign and send such Rights Certificates and disclosure statements to the holders of the Rights pursuant to Section 2.2(3) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(3) Each Rights Certificate shall be dated the date of countersignature thereof.

Section 2.6 Registration, Registration of Transfer and Exchange

(1) Following the Separation Time, the Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate and subject to the provisions of Section 2.6(3) below and the other provisions of this Agreement, the Corporation will execute and the Rights Agent will countersign, register and deliver, in the name of the holder or the designated transferee or transferees as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(2) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement (subject to the provisions of this Agreement) as the Rights surrendered upon such registration of transfer or exchange.

(3) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the registered holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

Section 2.7 Mutilated, Destroyed, Lost and Stolen Rights Certificates

(1) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(2) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their reasonable satisfaction of the ownership, destruction, loss or theft of any Rights Certificate, and (ii) such indemnity or other security as may be required by each of them in their own discretion to save each of them and any of their agents harmless then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(3) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(4) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed lost or stolen Rights Certificate shall be at any time enforceable by anyone, and the holder thereof shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other holders of Rights duly issued by the Corporation.

Section 2.8 Persons Deemed Owners

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

Section 2.9 Delivery and Cancellation of Rights Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9 except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

Section 2.10 Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(1) to be bound by and subject to the provisions of this Agreement, as amended or supplemented from time to time in accordance with the terms hereof, in respect of all Rights held;

(2) that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Common Share certificate representing such Right;

(3) that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

(4) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name the Rights Certificate (or prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(5) that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares upon exercise of Right;

(6) that, in accordance with Section 5.5 hereof, without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

(7) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 2.11 Rights Certificate Holder not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

ARTICLE 3 – ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

Section 3.1 Flip-in Event

(1) Subject to Section 3.1(2) below, and Section 5.2 hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as may be necessary to ensure and provide within 10 Business Days of such occurrence, or such longer period as may be required to satisfy all applicable requirements of the Securities Act (Ontario), and the securities legislation of each other province of Canada and the 1933 Securities Act and 1934 Exchange Act and the securities laws of each state of the United States, as applicable, that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation upon exercise thereof in accordance with the terms hereof that number of Common Shares of the Corporation having an aggregate Market Price on the date of the occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that after such date of occurrence an event of a type analogous to any of the events described in Section 2.3 hereof shall have occurred with respect to such Common Shares).

(2) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by (i) an Acquiring Person, or any Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert, or (ii) a transferee or other successor in title of Rights, directly or indirectly, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person) or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person (or of any Affiliate or Associate of such Person so acting jointly or in concert) who becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming such, shall become null and void without any further action, and any holder of such Rights (including transferees or successors in title) shall not have any rights whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

(3) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either clauses (i) or (ii) of Section 3.1(2) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

“The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or who was an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or was acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in subsection 3.1(2) of the Rights Agreement.”, provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person, an Affiliate or Associate thereof or a Person acting jointly or in concert with any of them.

(4) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the OBCA, the Securities Act (Ontario), the securities laws or comparable legislation of each of the provinces of Canada, the 1933 Securities Act and the 1934 Exchange Act, the securities laws of each state of the United States, as applicable, and any other applicable laws in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

Section 3.2 Exchange Option

(1) The Board of Directors may, at its sole option and without seeking the approval of holders of Voting Shares or Rights but with the prior written consent of any stock exchange on which the Common Shares are then listed if required by such exchange, at any time after a Flip-in Event has occurred, authorize the Corporation to issue or deliver in respect of each Right which is not void pursuant to Section 3.1(2), either: (i) in return for the applicable Exercise Price and the Right, debt, equity or other securities or assets (or a combination thereof) having a value equal to twice the applicable Exercise Price; or (ii) in return for the Right, subject to any amounts that may be required to be paid under applicable law, debt, equity or other securities or assets (or a combination thereof) having a value equal to the value of the Right, in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt, equity or other securities or other assets (or a combination thereof) and, in the case of Clause (ii), the value of the Right, shall be determined by the Board of Directors which may rely upon the advice of a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors.

(2) If the Board of Directors authorizes the exchange of debt or equity securities or assets (or a combination thereof) for Rights pursuant to Section 3.2(1), without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive the debt or equity securities or assets (or a combination thereof) in accordance with the exchange formula authorized by the Board of Directors. Within 10 Business Days after the Board of Directors has authorized the exchange of debt or equity securities or assets (or a combination thereof) for Rights pursuant to Section 3.2(1), the Corporation shall give notice of exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the Rights Register. Each such notice of exchange will state the method by which the exchange of debt or equity securities or assets (or a combination thereof) for Rights will be effected.

ARTICLE 4 – THE RIGHTS AGENT

Section 4.1 General

(1) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, subject to the prior approval of the Rights Agent. In the event the Corporation appoints one or more co-Rights Agents, the respective duties of the Rights Agents and co-Rights Agents shall be as the Corporation may determine, with the approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses (including reasonable counsel fees and disbursements) incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its officers, directors and employees for, and to hold such persons harmless against, any loss, liability, cost, claim, action, suit, damage, or expense incurred (that is not the result of gross negligence, bad faith or wilful misconduct on the part of any one or all of the Rights Agent, its officers, directors or employees) for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(2) The Rights Agent shall be protected from and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(3) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and at any time, upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

Section 4.2 Merger or Amalgamation or Change of Name of Rights Agent

(1) Any corporation into which the Rights Agent or any successor rights agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor rights agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor rights agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor rights agent under the provisions of Section 4.4 hereof. In case at the time such successor rights agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor rights agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor rights agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor rights agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(2) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 4.3 Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, to all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(1) The Rights Agent may, at the expense of the Corporation, retain and consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion. Subject to the prior written consent of the Corporation, which consent will not be unreasonably withheld, the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement at the expense of the Corporation and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

(2) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed by a person reasonably believed by the Rights Agent to be the Chairman, Chief Executive Officer or Chief Financial Officer of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(3) The Rights Agent will be liable hereunder only for events which are the result of its own gross negligence, bad faith or wilful misconduct and that of its officers, directors and employees.

(4) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

(5) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(2) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered or fully paid and non-assessable.

(6) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(7) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be the Chairman, Chief Executive Officer or Chief Financial Officer of the Corporation and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person. It is understood that instructions to the Rights Agent shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably possible after the giving of such instructions.

(8) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(9) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or, by or through its attorneys or agents. The Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

Section 4.4 Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Voting Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9 hereof (all of which shall be at the expense of the Corporation). The Corporation may remove the Rights Agent upon 30 days’ notice in writing, given to the Rights Agent and to each transfer agent of the Voting Shares by registered or certified mail and to the holders of the Rights in accordance with Section 5.9 hereof. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Corporation), then the Rights Agent or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Corporation’s expense. Any successor rights agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of acting as a rights agent in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receiving from the Corporation payment in full of all amounts outstanding under this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Voting Shares, and mail a notice thereof in writing to the holders of the Rights. The cost of giving any notice required under this Section 4.4 shall be borne solely by the Corporation. Failure to give any notice provided for in this Section 4.4 however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 4.5 Compliance with Anti-Money Laundering Legislation

The Rights Agent shall retain the right not the act and shall not be liable for refusing to act if, due to a lack of information or for any reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist financing legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under the Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation, provided that: (i) the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

Section 4.6 Compliance with Privacy Legislation

The parties acknowledge that the federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under applicable Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with applicable Privacy Laws.

ARTICLE 5 – MISCELLANEOUS

Section 5.1 Redemption and Termination of Rights

(1)    The Board of Directors acting in good faith may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to Section 5.2, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment to the Exercise Price provided for in Section 2.3 if an event analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(2) Where a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition occurring under Section 5.2, outstanding Voting Shares and/or Convertible Securities, the Board of Directors shall, notwithstanding the provisions of Section 5.1(1), immediately upon such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

(3) Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid expires, is terminated or is otherwise withdrawn after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all of the outstanding Rights at the Redemption Price.

(4) If the Board of Directors elects or is deemed to have elected to redeem the Rights (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) subject to Section 5.1(6), no further Rights shall thereafter be issued.

(5) Within 10 Business Days of the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation shall give or cause to be given notice of redemption to the holders of the outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the Rights Register or, prior to the Separation Time, on the register of Voting Shares maintained by the Corporation’s transfer agent or transfer agents. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

(6) Upon the Rights being redeemed pursuant to Section 5.1(3), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and, for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred and Rights shall remain attached to the outstanding Voting Shares, subject to and in accordance with the provisions of this Agreement.

(7) The Corporation shall not be obligated to make a payment of the Redemption Price to any holder of Rights unless such holders is entitled to receive at least $1.00 in respect of all Rights held by such holder.

Section 5.2 Waiver of Flip-In Events

(1) The Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than in the circumstances described in Section 5.2(2) or Section 5.2(3), waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent.

(2) The Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of a Take-over Bid for all Voting Shares made by means of a take-over bid circular sent to all holders of record of Voting Shares (which, for greater certainty, shall not include the circumstances described in Section 5.2(3)), waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent, provided, however, that if the Board of Directors waives the application of Section 3.1 to such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid for all Voting Shares which is made by means of a take-over bid circular sent to all holders of record of Voting Shares prior to the expiry, termination or withdrawal of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Section 5.2(2).

(3) The Board of Directors may waive the application of Section 3.1 to a Flip-in Event provided that the following conditions are satisfied:

(a)	the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

(b)	such Acquiring Person:

(i)	has reduced its Beneficial Ownership of Voting Shares such that, at the time of the waiver pursuant to this Section 5.2(3), it is no longer an Acquiring Person; or

(ii)	covenants in favour of the Corporation, on terms acceptable to the Board of Directors, to reduce its Beneficial Ownership of Voting Shares within a period of time specified by the Board of Directors such that, at the time the waiver becomes effective at the expiry of such period of time, it is no longer an Acquiring Person;

and in the event of such waiver, for the purposes of the Agreement, the Flip-in Event shall be deemed never to have occurred.

Section 5.3 Expiration

No person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(1) hereof.

Section 5.4 Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

Section 5.5 Supplements and Amendments

(1) Prior to the occurrence of a Flip-in Event, the Corporation may at any time amend, supplement, vary or delete any of the provisions of this Agreement and the Rights in its sole discretion by resolution of the Board of Directors acting in good faith (whether or not such action would materially adversely affect the interests of the holders of Rights generally); provided that no such amendment, supplement, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent. Any such amendment, supplement, variation or deletion shall be effective from the date of the resolution of the Board of Directors adopting such amendment, supplement, variation or deletion or such earlier or later date as the Board of Directors may otherwise determine. The implementation of any such amendment, supplement, variation or deletion will be subject to receipt of any necessary regulatory approval including that of any securities regulatory authority or stock exchange.

(2) The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, supplement, variation or deletion to this Agreement as referred to in this Section 5.5 within 5 days of effecting such amendment, supplement, variation or deletion.

Section 5.6 Fractional Rights and Fractional Shares

(1) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Any such fractional Right shall be null and void and the Corporation will not have any obligation or liability in respect thereof.

(2) The Corporation shall not be required to issue fractions of Common Shares or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or other securities. In lieu of issuing fractional Common Shares or other securities, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Common Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(5).

Section 5.7 Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 5.8 Notice of Proposed Actions

In case the Corporation shall propose after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation’s assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, winding up, or sale is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking of such proposed action.

Section 5.9 Notices

(1) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Vitran Corporation Inc.

185 The West Mall

Suite 701

Toronto, Ontario

M9C 5L5

Attention: Chief Financial Officer

(2) Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

Computershare Trust Company of Canada

100 University Avenue

8th Floor

Toronto, Ontario

M5J 2Y1

Attention: Manager – Client Services

(3) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

(4) Notwithstanding the foregoing provisions of this Section 5.9, if mail service is or is threatened to be interrupted at a time when the Corporation or the Rights Agent wishes to give a notice or demand hereunder to or on the holders of the Rights, the Corporation or the Rights Agent may give such notice by means of a publication in the business section of the Globe and Mail and the Wall Street Journal or in such other publications as may be designated by the Corporation.

Section 5.10 Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

Section 5.11 Benefits of this Agreement

This Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights; nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement.

Section 5.12 Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province.

Section 5.13 Severability

If any Section, Clause, term or provision hereof or the application thereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, Clause, term or provision or such right shall be ineffective only in such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, Clauses, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such Section, Clause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

Section 5.14 Effective Date and Termination

This Agreement is effective and in full force and effect in accordance with its terms and conditions from and after the date hereof (the “Effective Date”). This Agreement and all outstanding Rights shall, without further formality, terminate and be void and of no further force and effect on and from the earlier of (i) May 2, 2014 and (ii) such earlier date or time as may be determined by the Board of Directors, in its sole discretion.

Section 5.15 Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, in relation to or in connection with this Agreement, shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

Section 5.16 Rights of Board, Corporation and Offeror

Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the holders of Voting Shares) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

Section 5.17 Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any required prior or subsequent approval or consent from any governmental or regulatory authority in any jurisdiction including any securities regulatory authority or stock exchange.

Section 5.18 Declaration as to Non-Canadian Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes, or (until such notice is given as required by law) without advance notice to any regulatory or self-regulatory body.

Section 5.19 Time of the Essence

Time shall be of the essence in this Agreement.

Section 5.20 Execution in Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

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The parties have executed this Agreement.

VITRAN CORPORATION INC.

By:	“William Deluce”
Name: William Deluce Title: Interim President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	“Josette Koffyberg”
Name: Josette Koffyberg Title: Professional, Client Services

By:	“Roxanne Parsaud”
Name: Roxanne Parsaud Title: Professional, Client Services

Schedule A – Form of Rights Certificate

Certificate No.	Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(2) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR THEIR RESPECTIVE ASSOCIATES AND AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND THEIR RESPECTIVE TRANSFEREES SHALL BECOME VOID WITHOUT ANY FURTHER ACTION.

RIGHTS CERTIFICATE

This certifies that                                  or registered assigns, is the registered holder of the number of Rights set forth above each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated November 4, 2013, as amended and restated from time to time (the “Rights Agreement”), between VITRAN CORPORATION INC., a corporation incorporated under the laws of Ontario (the “Corporation”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the federal laws of Canada, as rights agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement) one fully paid and non-assessable Common Share of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal offices in the city of Toronto. The Exercise Price is an amount equal to three times the Market Price (as such term is defined in the Rights Agreement) per Common Share, subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or other equity securities of the Corporation (or a combination thereof) all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the registered head office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.00001 per Right.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as expressly provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Dated

VITRAN CORPORATION INC.

By:
Authorized Signature

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signature

(To be attached to each Rights Certificate)

FORM OF ELECTION TO EXERCISE

TO:	VITRAN CORPORATION INC.

The undersigned hereby irrevocably elects to exercise ________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued to:

(NAME)

(ADDRESS)

(CITY AND PROVINCE OR STATE )

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(NAME)

(ADDRESS)

(CITY AND PROVINCE OR STATE )

SOCIAL INSURANCE, SOCIAL SECURITY OR OTHER TAXPAYER NUMBER

Dated

Signature Guaranteed
Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a Schedule 1 Canadian Chartered Bank or a Financial Institution that is a member of a recognized STAMP, MSP or SEMP Program.

To be completed if true

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing or any Affiliate or Associate of such Person (as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth in the Form of Election to Exercise is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED ____________________________________________ hereby sells, assigns and transfers unto _____________________________________________

(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein and does hereby irrevocably constitute and appoint ________________________ as attorney to transfer the within Rights on the books of the Corporation, with full power of substitution.

Dated ______________________

Signature Guaranteed
Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a Schedule 1 Canadian Chartered Bank or a Financial Institution that is a member of a recognized STAMP, MSP or SEMP Program.

To be completed if true

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth in the Form of Assignment is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.